SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

AXION POWER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

YOUR IMMEDIATE ACTION IS REQUESTED

Dear Fellow Stockholder:

We recently mailed proxy materials to you for the 2015 Axion Power International, Inc. Annual Meeting scheduled to be held on June 17, 2015. At the time of the mailing of this reminder letter, our records indicate you have not yet voted your shares. If you already have voted, we thank you for your prompt response.

TIME IS SHORT! PLEASE VOTE YOUR SHARES!

Your vote is extremely important. We value your input as a stockholder of Axion Power International, Inc. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

Your Board of Directors recommends that you vote:

☐ FOR all nominees for director in proposal 1

☐ FOR proposals 2, 3, 4 and 5.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-(855)-231-8973.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your vote is important no matter how many shares you own. Thank you for voting and for your continued support in our company.

Sincerely,

Donald Farley
Chairman

Important Additional Information Will be Filed With the SEC

Axion has filed with the SEC and mailed to its shareholders a Proxy Statement on Schedule 14A in connection with the above matters. AXION SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE UPCOMING REQUEST FOR APPROVAL OF A REVERSE STOCK SPLIT AND OTHER MATTERS.

Investors and security holders will be able to obtain free copies of the Proxy Statement on Schedule 14A and other documents filed with the SEC by Axion (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from Axion by contacting Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105, Attn: Corporate Secretary, telephone 724-654-9300.

Axion and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the matters set forth in this communication. Information regarding Axion's directors and executive officers is contained in Axion's Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the SEC. You can obtain free copies of this document from Axion using the contact information set forth above. Additional information regarding interests of such participants are included in the Proxy Statement on Schedule 14A that has been filed with the SEC and available free of charge as indicated above.